EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-55234 on Form S-8 of Security Capital Corporation of our report dated June 17, 2005 related to the consolidated financial statements of Managed Care Holdings Corporation as of and for the years ended December 31, 2004 and 2003 appearing in this Current Report on Form 8-K/A of Security Capital Corporation filed on June 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 30, 2005